Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM

*licensed in CA, FL and NY

**licensed in FL and NY

*** licensed in CA

****licensed in CA, DC, MO and NY

*****licensed in Missouri

*******licensed in NY and NJ

********licensed in NY and NJ

*********licensed in CA and HI (inactive in HI)

April 10, 2026

New Era Energy & Digital, Inc.

200 N. Loraine Street, Suite 1324

Midland, TX 79701

Re:	New Era Energy & Digital, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel to New Era Energy & Digital, Inc., a Nevada corporation (the “Company”) in connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to securities to be issued, offered and sold, including up to 2,985,075 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) held by the selling stockholder (the “Securities”).

Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Offering Prospectus included in the Registration Statement will be supplemented in the future by one or more supplements (each, a “Prospectus Supplement”).

This opinion letter is furnished to you to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

In rendering our opinion set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinion expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and relied on certificates of public officials. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities, when issued pursuant to their terms, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject, as the enforcement of remedies, to bankruptcy, insolvency, reorganization, preference, receivership, moratorium, fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors’ rights generally and to the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Certificate of Incorporation, as amended (the “Charter”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectuses, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of Securities issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock, that the Company is then authorized to issue under its Charter; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

The opinion expressed in this opinion letter is limited to the Private Corporations Law of the State of Nevada and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Nevada; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, in each case, subsequent to the effectiveness of the Registration Statement, which could affect the opinion contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectuses and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936